PART II- OFFERING CIRCULAR

Aspen Mortgage Income Fund II, LLC

(the “Company”)

Preliminary Prospectus dated_______________________________

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after tshe completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained. We are not an investment company and investors will not have the protections provided under the Investment Company Act of 1940.

We are offering 5,000 Founders’ Interests (“Founders’ Interests”) and 45,000 Class A Interests (“Class A Interests”) (Collectively “Interests” or “Units”) at $1,000 per unit through our Manager (the “Offering.”) Those purchasing Founders’ Interests shall be classified as Founder Members and those purchasing Class A Interests shall be classified as Class A Members. Collectively, both Class A Members and Founder Members shall be referred to as Members. Until the third quarter after qualification of our Form 1-A, our Interests will be priced at $1,000 per Unit. This amount was arbitrarily determined by our Manager. The Company will raise a minimum of $100,000 prior to funds being released to Aspen Mortgage Income Fund II’s general account (“Minimum Offering Amount.”) Thereafter, the per Unit purchase price will be adjusted every fiscal quarter end, as of January 1st, April 1st, July 1st and October 1st of each year, will equal the sum of our net asset value, or NAV, divided by the number of Units outstanding as of the end of the prior fiscal quarter (NAV per Unit). Funds will be made immediately available to the Company for the purposes of acquiring property or working capital. This Offering terminates in two (2) years after commencement of this Offering. After the anniversary date of the qualification of this Offering Circular, we will be compelled to re-qualify the Offering Circular based on current information. There are no provisions for the return of funds once Units are sold. No commissions will be paid for the sale of the Units offered by the Company.

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Founders’ Interests will be available on a first come, first serve basis. Founders’ Interests shall bear a preferred return of eight (8%) percent (“Founders’ Interest Return.) This return shall be pari pasu with the Class A Interests. (See “ SUMMARY OF OPERATING AGREEMENT ” on page 44 )

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Investors may purchase Class A Interests upon the commencement of this Offering. Class A Interests shall bear a preferred return of seven (7%) percent. Payments of Preferred Return shall be paid monthly. This return shall be pari pasu with the Founders’ Interests. (See “ SUMMARY OF OPERATING AGREEMENT ” on page 44) .

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The Manager shall not receive any quarterly profit distributions (see “ CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS ”) unless the Members receive their promised monthly returns as described above and in the Operating Agreement.

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Potential investors shall be informed via our website and our on - going filings such as 1-Us and 253 filings with the SEC of how many Units have been sold and how many Founders’ Interests and Class A Interests remain available.

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Investors shall indicate which type of Units they are interested in purchasing – whether it is Preferred or Founders’. If the Units which the Subscriber intends to subscribe are not available, the Manager will inform the Subscriber that such Units are not available and return any tendered funds within 48 hours of receipt.

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Investors should be aware that returns do not begin to accrue until three (3) months after their Subscription Agreement is accepted. Therefore, the first year’s returns will only yield approximately 5.25% annualized, not including NAV adjustments to the Class A Members.For the Founder Members, the first years’ returns will only yield approximately 6% annualized, not including NAV adjustments.

This is our offering, and no public market currently exists for our Units. The Company will be managed by Aspen Properties Group, LLC (the “Manager.”), led by the team outlined on Page 36 . The Company has set a minimum investment requirement of $1,000, but may accept subscriptions for less at the discretion of our Manager. We do not have a minimum investment. This is a “best efforts” offering.

All subscription funds which are accepted will be deposited directly into Aspen Mortgage Income Fund II’s subscription account. Subscription funds placed in the subscription account maintained by the Company will not be released to the Company’s general account until the Minimum Offering Amount is raised within the Offering Period, in accordance with this Offering Circular. Therefore, purchasers of our Units qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Company has been formed to acquire Mortgage Loans secured by real estate throughout United States.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2016 financial statements related to the uncertainty in our ability to continue as a going concern.

See the section entitled “RISK FACTORS.” beginning on page 9 for a discussion of risks to consider before purchasing our Founders’ or Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our quarterly NAV per Unit amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any inconsistent statement that we make in this offering circular will be modified or superseded by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. The contents of the Aspen Funds website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Manager and those selling Units on our behalf in this offering will be permitted to make a determination that the purchasers of Units in this offering are “qualified purchasers” in reliance on the information and representations provided by the Member regarding the Member’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “The Company,” “Aspen Mortgage Income Fund II,” and "AMIF," refer to Aspen Mortgage Income Fund II, LLC.

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We were formed on September 27, 2016 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

☐	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

☐	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception on September 27, 2016 through December 31, 2016, we have not generated any revenues. We currently have $4,973 in cash. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of Mortgage Loans. However, closing and other acquisition related costs, professional, fees and taxes will likely require cash.

We will seek to acquire and manage real estate related assets, namely performing and newly originated first and second lien debt instruments (“Mortgage Loans”) secured by Real Property (“Properties”). The Company has not identified or acquired any Mortgage Loans secured by properties as of the date of this Offering. The Manager will determine suitable Mortgage Loans to purchase on behalf of the Company in accordance with the INVESTMENT POLICIES OF COMPANY (see page 22).

In all cases, a Mortgage Loan purchased must fit within the Investment Policies of the Company.

The Company does not currently own any assets aside from cash. The Company will use investor funds to purchase Mortgage Loans secured by a 1st or 2nd priority lien (deed of trust or mortgage) against a property. Throughout this Offering, these investments are referred to “Mortgage Loans” and the properties which they are secured by are “Properties.” Since the Manager intends to only purchase performing and newly originated Mortgage Loans, there is an expectation that the Company will realize cash flow immediately. We expect to acquire Mortgage Loans within 6 months of the qualification of this Offering. Please see our “DESCRIPTION ” on page 24. We believe we will need to spend 10% of our funds raised to provide working capital (including those expenses related to asset acquisitions) and another 3% for professional fees for the next 12 months.

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As of the date of this Offering, we have two Principals of our Manager who we anticipate will be devoting half of their working hours to the Company going forward though these hours may decrease as additional staff are hired. Robert Fraser and James Maffuccio through our Manager, will be in charge of our day to day operations until such time we are able to hire other personnel. The Manager also currently employs nine individuals, three of whom will be assigned to work for the Company part-time as needed. If capital permits, the Manager intends to hire additional personnel, at the expense of the Manager for the purposes of investor relations, marketing, asset management, and finance management. These expenses will not be an expense of the Company. If we are sufficiently financed, the Principals intend to devote up to 66% of their working hours to the Company which we believe to be approximately 30 hours, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and property acquisition costs. Investors should realize that following this Offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have limited control in our company with limited voting rights. The Manager will manage the day to day operations of the Company.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Founders’ or Class A Interests.

•	Investments in real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

•	The Company does not currently own any Mortgage Loans.

•	Our internal accountants will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our assets and investments, including related liabilities, could be liquidated on any given day.

While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among non-traded similar companies for calculating NAV in order to establish a per Unit purchase and repurchase price. As a result, other similar companies may use different methodologies or assumptions to determine NAV. In the event that we are required to adjust our calculation methodologies or assumptions, the value of your investments, and consequently your returns, may be adversely affected.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

☐	The end of the fiscal year in which our annual revenues exceed $1 billion.

☐	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

☐	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

☐	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in Aspen Mortgage Income Fund II should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in September 2016 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors could lose their investment.

We were organized in September 2016 and have not commenced operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of Mortgage Loans for purchase, the level of our competition and our ability to attract and maintain key management and employees. Our Manager has and is currently successfully managing similar companies (see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT on page 52)

We are significantly dependent on Robert Fraser and James Maffuccio. The loss or unavailability of their services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in losses in your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Robert Fraser and James Maffuccio. It would be difficult to replace either at such an early stage of development of Aspen Mortgage Income Fund II. The loss by or unavailability of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace either Mr. Maffuccio or Mr. Fraser, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Fraser or Mr. Maffuccio, we would be required to cease pursuing our business opportunity, which could result in losses in your investment related to untimely liquidation costs.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

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You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our Mortgage Loans investments before we invest in them and will be entirely relying on the ability of Aspen Properties Group, LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and the degree of the security of the Mortgage Loans in the Properties and you will not have the opportunity to evaluate potential borrowers or secured collateral (Properties). These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete control over the Company and will therefore make all decisions of which Members will have no control.

Aspen Properties Group, LLC, our Manager, shall make certain decisions without input by the Members. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Units is highly illiquid. You may never be able to sell or otherwise dispose of your Units.

Since there is no public trading market for our Units, you may never be able to liquidate your investment or otherwise dispose of your Units. The Company does currently have a redemption program, however, it is extremely limited, so there is no guarantee that the Company will ever redeem or "buy back" your Membership Interests. We intend to operate in perpetuity and make distributions monthly to the Members.

Risks Related to the Real Estate Lending Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire Mortgage Loans selectively. Acquisition of Mortgage Loans entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including failure to receive all the scheduled payments, or the Mortgage Loans being challenged in legal proceedings. Expenses may be greater than anticipated.

Mortgage Loans are relatively illiquid.

We are purchasing Mortgage Loans that are secured by real estate. Because these investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

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A non-performing Mortgage Loan owned by the Company may become unsecured in certain cases when the Debtor files for bankruptcy.

In some cases wherein a Debtor files a Chapter 13 bankruptcy, if the market value of the property is demonstrated to be less than the payoff amount of the Company’s secured lien(s), then a portion (or all) of a Mortgage Loan may be deemed “unsecured”, (aka: “stripped” or “crammed down”), substantially reducing or in some cases eliminating the collectability of the debt.

In the event a Debtor files for Chapter 7 bankruptcy, and receives a Discharge, the Debtor will no longer be personally liable for the obligations of the Mortgage Loan.

Upon discharge of Chapter 7 bankruptcy, a Debtor will no longer be held personally liable for the obligations of a Mortgage Loan held by the Company, unless the Debtor reaffirms the debt while in bankruptcy. However, in any case, the Company will retain the right to foreclose on the collateral, as granted in the Security Instrument (Mortgage or Deed of Trust), in the event a mutually acceptable alternative cannot be worked out between the Company and the Debtor.

This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate Company investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses and retention of sufficient operating reserves, in the acquisition of Mortgage Loans. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to our competitors.

Should a tax deed sale occur on a property securing one of our Mortgage Loans, the lien position and/or security of the Company’s investment could be reduced or eliminated.

In the event a tax deed sale occurs on the subject real estate, the Company’s interest in the subject real estate may be substantially reduced or eliminated. The Company will mitigate this risk by monitoring delinquent tax deadlines and expending capital to resolve issues before they lead to a tax deed sale.

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Our Mortgage Loans may be subject to eminent domain if they are in municipalities currently attempting to acquire Mortgage Loans via eminent domain.

In recent history, certain municipalities, such as Richmond, CA, have attempted to purchase Mortgage Loans via eminent domain in order to stop the foreclosure process for some homeowners. In the event that a municipality attempts to acquire one of our Mortgage Loans via eminent domain, our profits may be less than previously expected.

Our servicer and we are subject to multiple regulations. If we or our servicers are unable to comply with the regulations, we may incur legal or unforeseen costs.

Our business will be subject to multiple laws including regulations applicable to note servicers, purchasers, and originators, and debt collectors. We are heavily regulated by laws governing lending practices at the federal, state and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Please review the section “Business Description - Regulations Applicable to Note Servicers” for information on the laws that our business and our servicers may be subject to. Failure for us or for our servicers to comply with these laws could lead to loss of the Mortgage Loans, legal fees, and other unexpected costs which could adversely affect your investment. These laws and regulations to which we and our servicers are subject include those pertaining to:

•	real estate settlement procedures;

•	fair lending;

•	a compliance with federal and state disclosure requirements;

•	debt collection;

•	the establishment of maximum interest rates, finance charges and other charges;

•	secured transactions and foreclosure proceedings; and

•	privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

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Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Units, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Units at the end of the applicable non-withdrawal period. Accordingly, you may have to rely on our cash from operations and other sources of liquidity, such as proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. The Company purchases cash-flowing assets, and fully expects to be able to satisfy liquidity needs in the normal course of business (see section DESCRIPTION OF BUSINESS - OVERVIEW). However, our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Your right to receive distributions on your Units is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may to some degree amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval. Although the Manager has fiduciary duties to our Members and intends only to change our investment objectives when the Manager determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a return monthly to investors under this Offering that would result in a return of approximately 7% or 8% annualized return on investment, of which there is no guarantee, depending on the Class of the Interests. However, investors should be aware that returns do not begin to accrue until three (3) months after their Subscription Agreement is accepted. Therefore, the first year’s returns will only yield approximately 5.25% annualized, not including NAV adjustments for Class A Members and 6.0% for Founder Members, not including NAV adjustments. In the event of downturns in our operating results or other factors, we may be unable to declare or pay a portion or all preferred distributions to our Members. The timing and amount of distributions will be determined in accordance with the Company’s definition of Distributable Cash. We cannot assure you that we will generate sufficient cash in order to fund the full amount of preferred distributions.

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Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding Mortgage Loans. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

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The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage Mortgage Loans. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Insurance Risks

We may suffer losses that are not covered by insurance.

The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing its Mortgage Loans maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its Mortgage Loans will be made exclusively by the Manager. Certain types of losses that may impact the security for the Mortgage Loans could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its Mortgage Loans.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the Mortgage Loans may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

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Further, when a borrower defaults on a Note, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the Mortgage Loans may be uninsured for a period of time or may be uninsurable. If damage occurs during a time when a property is uninsured, the Company may suffer a loss in the value of its Mortgage Loan(s) secured by the damaged property.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Units.

An investment in Units involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 30. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Units will be allocated taxable income in excess of your cash distributions. For example, a significant modification of a Mortgage Asset that the Company initially purchased at a discount from its face amount could result in “phantom income” to the Company despite the fact that Company did not receive any cash or other property with the modification. Such phantom income would be allocated to the Members despite no cash or other property being received by the Company that could be distributed to the Members to satisfy the resulting tax liability.

We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

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You may not be able to benefit from any tax losses that are allocated to your Units.

Units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each partner, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the Company level.

Although the Company is not required to pay any federal income tax, it must nevertheless file information returns. The tax return filed by the Company may be audited by the IRS. Adjustments, if any, from such audit may result in an audit of your own tax returns. Any such audit of your tax returns could result in adjustments of non‑Company as well as Company items of income, gain, loss, deduction and tax preference.

The following statement applies to partnership audits for partnership taxable years beginning before January 1, 2018. Audit proceedings are conducted at the Company level. If the IRS initiates an administrative proceeding or makes a “final adjustment” at the Company level, it must notify you that you are a “Notice Partner” of the beginning and completion of the partnership administrative proceedings. You are a Notice Partner if the partnership has 100 or fewer partners, or if you have a one percent or more interest in the profits of a partnership. Notice need not be given, however, to you are not a Notice Partner, although a group of partners having at least a five percent interest in Partnership profits in the aggregate may designate a member of the group to be a Notice Partner. Manager is the “Tax Matters Partner” who will have the authority to negotiate with the IRS with respect to any Company tax matter, including the power to extend the statute of limitations for all partners as to Company items. The Tax Matters Partner cannot bind a Notice Partner to a settlement agreement. A settlement agreement with respect to Partnership items generally will bind all parties that consented to the settlement. The Manager will also have the initial right to initiate judicial proceedings. You will thus be unable to control either an audit of the Partnership or any subsequent litigation. If the Company were audited and the IRS were successful in adjusting Company items, such adjustments would change your federal income tax liabilities. If any additional tax is due, you will also be required to pay the tax determined to be due as well as any penalties and interest thereon, which are not deductible.

The Bipartisan Budget Act of 2015 significantly modified the rules applicable to partnership audits for partnership taxable years beginning after December 31, 2017. The following statement applies to partnership audits for partnership taxable years beginning after December 31, 2017. Audit proceedings are conducted at the Company level. If the IRS initiates an administrative proceeding or makes a “final adjustment” at the Company level, the IRS only needs to notify the Company and the “Partnership Representative.” The Manager will be the initial Partnership Representative and will have the authority to negotiate with the IRS with respect to any Company tax matter, including the power to extend the statute of limitations for all partners as to Company items. The Partnership Representative will have the sole authority to bind all partners. The Company will have the sole right to initiate judicial proceedings. You will thus be unable to control either an audit of the Company or any subsequent litigation. If the Company were audited and the IRS were successful in adjusting Company items, such adjustments could result in a tax liability owed directly by the Company or could change the federal income tax liabilities of the partners and possibly require each partner to file an amended tax return. If any additional tax is due, you could be required to pay the tax determined to be due as well as any penalties and interest thereon, which are not deductible.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Units.

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Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Units.

Risks Related to Employee Benefit Plans and IRAs

We, and our investors that have employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as limited partners, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our Interests.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

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•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA or U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with the General Partner and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” the General Partner and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, the General Partner and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code and/or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make and/or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing Units, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase Interests unless an administrative or statutory exemption applies to your purchase.

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Investing with a SDIRA or other retirement account may subject an investor to Unrelated Business Taxable Income (UBTI)

Employee benefit plans and most organizations exempt from federal income taxes (“Exempt Organizations”), including IRAs and other similar retirement plans, are subject to tax to the extent that their unrelated business taxable income (“UBTI”) exceeds $1,000.00 during any tax year. To the extent that an Exempt Organization is allocated UBTI from the Partnership it would be subject to tax on such amounts exceeding $1,000 at the trust tax rates. UBTI generally means the gross income derived from any unrelated trade or business regularly carried on by the exempt organization, less the deductions directly connected with carrying on the trade or business. Certain types of income (and deductions directly connected with the income) are generally excluded when figuring UBTI, such as rents from real property and gains or losses from the sale, exchange, or other disposition of property. However, there are exceptions to the exclusion that will likely apply with respect to Partnership Investments. In this regard, it is likely that the Projects underlying the Partnership Investments will be acquired with funds from loans, which will be “acquisition indebtedness” and result in a portion of the net income therefrom, generally equal to the ratio of acquisition indebtedness to basis in property, being UBTI. The fact that UBTI will be generated and allocated to the Partnership (and ultimately the Partners) may make an investment in the Partnership less desirable for an Exempt Organization. Exempt Organizations should consult their own tax counsel regarding the possible consequences of an investment in the Partnership.

For certain other tax-exempt entities — charitable remainder trusts and charitable remainder unitrusts (as defined in Section 664 of the Code) — the receipt of any UBTI may have extremely adverse tax consequences, in that it could result in all of its income from all sources for that year being taxable.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Founders’ or Class A Interests offered under this offering.

Our Manager set our initial offering price at $1,000 per Unit, which will be the purchase price of our Units until the third quarter following qualification of this Offering. Thereafter, the per Unit purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to our NAV divided by the number of Units outstanding as of the close of business on the last business day of the prior fiscal quarter. Our website, www.aspenfunds.us, will identify the current NAV per Unit. Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per Unit in effect for that fiscal quarter. If a material event occurs in between quarterly updates of NAV that would cause our NAV per Unit to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

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Our NAV per Unit will be calculated at the end of each fiscal quarter by our internal accountants using a process that reflects several components, including (1) estimated values of each of our assets and investments, based upon (a) adjustments to cost-basis due borrower principal payments. For example, if the Company owns a Mortgage Note with a principal balance of $10,000 for which we paid $5,000, and the borrower makes a $1,000 principal payment, the new value for that note would be adjusted to $4,500 to accurately reflect that half the principal payment was in fact recovered discount income. Less frequently, Asset values may also be adjusted (b) to reflect material changes in the quality of the Asset, for example due to changes in property equity, lien position, borrower payment status, etc. Such adjustments will only be made when they will materially change the expected recovery rate of the Asset; and (c) periodically, Asset prices may be adjusted to reflect pricing changes in the discounted Mortgage Note market to reflect current market pricing; (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses.

Our goal is to provide a reasonable estimate of the market value of our Units as of the end of each fiscal quarter. Our assets will consist principally of Mortgage Loans. Our internal accountants’ valuation of our assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our Mortgage Loan and real estate assets. Moreover, although we evaluate and provide our NAV per Unit on a quarterly basis, our NAV per Unit may fluctuate daily, so that the NAV per Unit in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Units in a market transaction. Further, our published NAV per Unit may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Unit may be in favor of either Members who redeem their Units, or Members who buy new Units, or existing Members.

If there is a subsequent change in the NAV per Unit after a Subscriber submits a subscription agreement, they will be provided with an opportunity to withdraw the subscription after notification of the new price .

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PLAN OF DISTRIBUTION

This Offering shall remain open for two years following the Qualification Date of this Offering.

The Founders’ and Class A Interests (Interests or Units) are self-underwritten and are being offered and sold by Aspen Mortgage Income Fund II on a minimum/maximum basis. No compensation will be paid to Aspen Mortgage Income Fund II, Aspen Mortgage Income Fund II’ Manager, or any affiliated company or party with respect to the sale of the Interests. This means that no compensation will be paid with respect to the sale of the Interests to the Manager or its affiliates. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither Aspen Mortgage Income Fund II, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into Aspen Mortgage Income Fund II’s subscription account. Subscription funds placed in the subscription account maintained by the Company will not be released to the Company’s general account until the Minimum Offering Amount is raised within the Offering Period, in accordance with this Offering Circular. The purchase price for the Interests is $1,000, with a minimum purchase of one (1) Unit. The Company will raise a minimum of $100,000 prior to funds being released to Aspen Mortgage Income Fund II’s general account (“Minimum Offering Amount.”) If Aspen Mortgage Income Fund II does not raise the Minimum Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Interests pro-rata, with interest, if any. Subscription Agreements are irrevocable.

Aspen Mortgage Aspen Mortgage Income Fund II, subject to Rule 256 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. Aspen Mortgage Income Fund II plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website has not yet been developed and may never be.

Subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. These materials may include: brochures, articles and publications concerning our business, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Units, these materials will not give a complete understanding of this offering, us or our Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our Units.

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Please note that Aspen Mortgage Income Fund II will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Aspen Mortgage Income Fund II investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The Offering Period will commence upon the offering statement being declared qualified.

Aspen Mortgage Income Fund II is a statutory underwriter and will be required to comply with all obligations imposed on statutory underwriters under the 33 Act. No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Semi-annually, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this offering statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the offering statement and be requalified under Rule 252.

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USE OF PROCEEDS

The net proceeds to us from the sale of up to 5,000 Founders’ Interests and 45,000Class A Interests offered at an offering price of $1,000 per Unit will vary depending upon the total number of Interests sold. The Manager intends to sell Founders’ Interests Interested investors may choose to purchase Founders or Class A Interests – whichever is available. There is a limited number of both Class A and Founders Interests. Both classes will be offered immediately upon the qualification of this Offering Circular. Regardless of the number of Interests sold, we expect to incur offering expenses estimated at approximately $50,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	10%	25%	50%	75%	100%
Units Sold	5,000	12,500	25,000	37,500	50,000
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$50,000	$50,000	$50,000	$50,000	$50,000
Selling Commissions & Fees[2]	$-	$-	$-	$-	$-
Net Proceeds	$4,950,000	$12,450,000	$24,950,000	$37,450,000	$49,950,000
Note Purchases, Servicing, and Foreclosure Costs[3]	$4,832,500	$12,258,750	$24,652,500	$37,046,250	$49,440,000
Working Capital[4]	$5,000	$12,500	$25,000	$37,500	$50,000
Web Development	$20,000	$20,000	$20,000	$20,000	$20,000
Marketing	$25,000	$62,500	$125,000	$187,500	$250,000
Custodian	$15,000	$15,000	$15,000	$15,000	$15,000
Administration Costs	$12,500	$31,250	$62,500	$93,750	$125,000
Legal and Accounting	$40,000	$50,000	$50,000	$50,000	$50,000
Total Use of Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($50,000). The Manager intends to lend these costs to the Company at 0% interest, and on demand until such time that the Company is able to return the borrowed funds to the Manager.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)

We plan to purchase Mortgage Loans with the proceeds from this Offering. We will most likely incur costs associated with either foreclosing on the underlying property or with working with the borrower to produce a performing Mortgage Loans. It is difficult to determine these costs as foreclosure costs and time considerations will vary from state to state and from borrower to borrower.

(4)

The Manager may elect to spend up to 10% of funds raised for the purposes of working capital reserves to cover such costs associated with acquiring Mortgage Loans including servicing, due diligence, bookkeeping, supplies, and other costs associated with running the Company and acquiring Mortgage Loans. The Managing Member may also seek reimbursement for such reasonable costs. Costs could include travel to states in which we purchase Mortgage Loans, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the Mortgage Loans.

(5)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of capital raised for the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $3,000 and $300,000 depending on our money raise and Mortgage Loans acquisitions for the next 12 months), working capital for the creation of a website and due diligence costs incurred in locating suitable acquisitions for the Company for the next 12 months, and for the costs associated with acquiring Mortgage Loans, such as broker price opinions, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

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As of December 31, 2016, the Manager has, to date, invested $5,000 in cash to the Company to pay for certain administrative and offering expenses and the balance will be paid by the Manager regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager will not receive any compensation for their efforts in selling our Interests. The Manager intends to lend the balance of the offering expenses to Company, as needed, and will be reimbursed through the proceeds of this Offering.

We will pay the offering expenses of $50,000 regardless of the amount of Interests we sell. If we sell at least 1,000 Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended December 31, 2016 are derived from our audited financial statements.

At December 31, 2016

TOTAL ASSETS	$4,973

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES	0

TOTAL LIABILITIES	0

TOTAL MEMBERS’ EQUITY	4,973

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$4,973

Inception (September 2016) to December 31, 2016

Revenues	$0

Expenses	$27

Net Income (Loss)	$(27)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Aspen Mortgage Income Fund II, LLC was formed in the State of Missouri in September 2016. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to purchase Mortgage Loans secured by real property throughout the United States. The Company intends to hire licensed mortgage servicers to collect borrower payments. In the event a borrower stops paying a Mortgage Loan, the Company intends to commence collection activities, either through a licensed servicer or in-house. The Manager has extensive expertise in resolving defaulted Mortgage Loans. If the Company elects to foreclose, they may then sell the underlying Property outright to an investor or homebuyer or elect to renovate the property and sell it with a target turnaround time in less than one year or hold the property and rent it out to a tenant until such a time as the Property can be sold.

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The Company’s eventual diverse pool of secured Mortgage Loans will offer its Members the opportunity to earn an annualized 7% (for Class A Members) or 8% (for Founder Members) depending upon the Capital Contribution made and the time it takes for the Member to execute the Subscription Agreement and invest funds (please see “Fees and Cash Distributions”) plus 80% of the Company’s realized profits which shall be distributed to the Members in proportion to each Member’s respective Capital Contribution so long as the Manager has received both their Asset Management Fee and their Incentive Fee. The Manager, Aspen Properties Group, LLC, will exclusively manage the Company.

Although we are continuously in contact with various sellers and other sources of Mortgage Loans, we expect that we will finish our Form 1-A offering statement early 2017 and will not begin aggressive acquisition efforts until we subsequently raise the Minimum Offering amount. We expect that we will be finished with the process of qualification by the end of June 2017 and commence our fundraising in July 2017, and thus we expect to have acquired our first Mortgage Loan(s) by August 2017. Acquisition will depend highly on our funding progress, the availability of raised funds for the purpose of acquisitions, the availability of Mortgage Loans that meet our investment criteria, and the size of such Mortgage Loans to be acquired. As we search for Mortgage Loans, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $100,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. To finish this Form 1-A, we believe we will need a minimum of $50,000. Thereafter, we believe we will need an additional $13,000 for ongoing working capital and professional fees. Our Manager is committed to providing the $50,000 as a loan to the Company, for the completion of this Form 1-A, however, unless we are able to raise a minimal amount through this Offering, we will not be able to purchase assets and carry out the plan of the Company. This commitment is not in writing. When the Manager provides such capital, it will most likely be in the form of purchasing Units in the Company. Such terms and conditions have not been agreed to yet.

We will purchase Mortgage Loans with cash and without financing. We believe this will help with closing on investments quickly and also acquiring investments at the best price.

Results of Operations

For the period ended December 31, 2016

As of December 31, 2016, we had not generated any revenues.

Total expenses

As of December 31, 2016, we incurred $27 worth of expenses.

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Assets

We currently have no assets other than $4,973 in cash.

Liabilities

We currently have no liabilities.

Liquidity and Capital Resources

As of December 31, 2016, the Company had $4,973 in cash. The Company hopes to raise $50,000,000 in this Offering with a minimum of $100,000 in funds raised. If we are successful at raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $63,000. Although we intend to acquire our first Mortgage Loan(s) with our proceeds, there is no guarantee that we will acquire any such Mortgage Loan(s). Acquisition activity will depend highly on our funding, the availability of those funds, the availability of Mortgage Loans that meet or investment criteria, and the size of such Mortgage Loans to be acquired. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of Mortgage Loan acquisitions. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring Mortgage Loans will be adversely affected and the Company may not be able to pursue an acquisition opportunity. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes would have a severe negative impact on its ability to remain a viable company.

Related Party Transactions

To support our on-going expenses, our Manager, Aspen Properties Group, LLC, provided $5,000 in exchange for an initial Management company membership interests.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, the Principals and other key staff of our Manager devote a significant portion of their working hours to our Company without a salary. The Manager has staff that they intend to allocate to the Company’s operations as needed at the Manager’s expense. The Manager is able to bear these expenses through receipt of the the fees earned by the Manager as described herein. For more information on the Manager’s personnel, please see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Initially the Manager will coordinate all of our business operations. the Manager has provided the working capital to cover our initial expense. The Company plans to use consultants, attorneys, accountants, and other non-employees, as necessary, and do not plan to engage any full or part-time employees in the near future.

Our Manager is spending the time allocated to the Company’s business in handling the general business affairs such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching prospective sources for Mortgage Loans acquisitions. Upon effectiveness and successful raise, the Manager will allocate additional manpower to AMIF as needed.

INVESTMENT POLICIES OF COMPANY

We will seek out Mortgage Loans secured by real property available for purchase throughout the United States. We intend to purchase Mortgage Loans that are secured with residential property and are cash flowing (“performing”). We intend to purchase Mortgage Loans that are secured by either a 1st or 2nd deed of trust or mortgage. 2nd-position Loans will typically account for less than 20% of our portfolio and we will typically purchase only loans where our cost, plus the balance of senior liens is no greater than 70% of the fair-market value of the Property. We intend to collect the payments on Mortgage Loans for the duration of the Mortgage Loan unless the Manager determines it is in the best interest of the Company to sell a Mortgage Loan (for example, we have an opportunity to sell the Note for significant capital gains.)

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Though our acquisitions are typically purchased in pools, we intend to individually evaluate each Mortgage Loan for acquisition in the following manner:

1.	Perform extensive due diligence on the lien and underlying collateral (Property) to determine/evaluate:

•	Unpaid principal balance and payment history of the Loan.

•	Underlying property value

•	Outstanding taxes due

•	Bankruptcy status

•	Lien position

•	Property characteristics and general condition

•	Market and neighborhood general conditions

•	Legal climate of the state in which the property is located

2.	Evaluate the profitability of each potential exit strategy to determine offer price.

Further, potential investors should be advised:

a)	We have no intention of initiating personal loans to other persons.

b)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.

c)	We have no intention to underwrite securities of other issuers.

d)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.

e)	We may acquire other securities of other funds so long as those funds are real estate related.

f)	We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we have to foreclose, and hence take ownership of a property, we may encumber such property with outside financing in an amount which would generally not exceed 80% of the after rehabilitation value of the property. The purpose of such financing would be for rehabilitation of the property and for other sales costs so that we may successfully and profitably dispose of the property.

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Conflicts of Interest

The Manager currently manages other funds that have similar objectives as the Company. Further interests may arise such as:

1.	Manager and/or its Principals manage (and may manage) and may be Principal(s) of other entities with similar and possibly competing business objectives. (e.g., Aspen I LLC)

2.	Company may acquire Mortgage Loans from and sell Mortgage Loans to other entities managed by and/or affiliated with the Manager and/or its Principals. The Manager has sole discretion as to the price paid or received for such acquisitions or sales.

3.	Manager earns a 2% Asset Management fee, regardless of the performance of the assets under management, whereas the Members’ ROI is solely dependent on the assets’ performance.

4.	Manager and/or its Principals may be affiliated with other entity(s) which originate and/or broker Mortgage Loans, and which the Company may purchase, AND such entity(s) may be compensated for such origination and/or brokering services.

5.	The Company may acquire Mortgage Loans secured by Property(s) owned by the Manager and/or its Principal(s), or entities affiliated with and/or managed by the Manager and/or its Principal(s).

6.	Our Manager does have the authority to invest the Company’s funds in other entities in which our Manager or an affiliate has an interest.

The Manager is currently managing two funds: Aspen G, LLC and Aspen I, LLC. Currently, Aspen G, LLC has $5M in assets. Aspen I, LLC currently has $3M in assets.

These funds have differing investment objectives, both from each other, and from the Company, and will only be marginally competitive when acquiring assets. Aspen G, LLC buys a different class of assets (non-performing second mortgages), thus does not compete with the Company. Aspen I, LLC buys performing mortgages, same as the Company, but because of its higher yield objective, will generally purchase assets that are slightly higher-risk and higher-yielding than the Company.

The Company will maintain the following policies to avoid certain conflicts of interest:

I)

No affiliate of the Company acts (a) as an underwriter for the Offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

ii)	The compensation plan for the Manager currently does not create a conflict between the interests of the Manager and that of the Company.

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DESCRIPTION OF BUSINESS

OVERVIEW

Aspen Mortgage Income Fund II, LLC is an emerging growth company which was formed on September 27, 2016. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues in two ways: from quick turnaround assets and long term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company has been organized primarily to acquire and manage cash flowing (“performing”) first and second lien debts (“Mortgage Loans”) secured by residential real property (“Properties.”)

The Company plans to purchase these Mortgage Loans from various sources including banks, hedge funds, asset-based (“hard money”) lenders, other note investors, and private party holders of such Loans. The Company will source these Mortgage Loans through direct contact with Sellers, as well as auctions, brokers, web-based trading platforms, mortgage servicing companies, and networking with other mortgage loan professionals and investors. The Company intends to purchase Mortgage Loans secured by Properties located across the United States. We expect to purchase such performing Mortgage Loans at a price of approximately 20% or more below their unpaid principal balance, with an expected Internal Rate of Return (IRR) of 11% to 20% on the Company’s purchase price. Once the Company acquires a Mortgage Loan, we can hold it for its cash flow, re-sell all or an interest in it (a “Partial”) for a profit, or refinance it to generate cash flow from the yield spread and to recycle our capital for additional acquisitions. In the event a Mortgage Loan becomes non-performing, we may attempt to work with the Borrower to get it cash flowing again (“re-performing”) and/or resell it to another Note investor.

The company will also purchase performing and newly originated asset-based (“Hard-Money”) loans. Hard money loans are typically high-yielding, first-position liens, at or below 65% Loan to Value ratios (“LTV”) and with terms of less than 24 months. The company will not purchase such high interest, short term Hard Money Loans wherein the Obligor is a natural person, or where the collateral Property is the Obligor’s primary residence.

The Company does not believe would be deemed an investment company under the Investment Company of 1940. In the event the Companyis deemed an investment company, the management believes the Company will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, the Company must ensure our asset composition meets certain criteria. Generally, 55% of the Company’s assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Since we only intend on investing in real estate and real estate related assets, the Company has reasonable belief that the exemption will apply.

The Company will seek to own an optimum blend of discounted performing Mortgage Loans, to which provide high-yield cash flows with capital gains potential, and Hard Money Loans, which also provide high yields, but also provide regular plus capital liquidity. Because these hard money loans have short term maturities, they will provide a continual flow of liquidity as they are paid off, which could enhance the Company’s ability to service Member withdrawal requests. The Company will initially seek a blend of 75% discounted Mortgage Loans and 25% Hard Money Loans, and will adjust the blend of Mortgage Loans in consideration of market conditions, portfolio risk management, Company profitability, and expected liquidity needs.

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This strategic blend of asset types is designed to produce both high yields while simultaneously providing for investor liquidity needs in the normal course of business without having to sell assets. The discounted Mortgage Loans produce high income, are secured by residential real estate, and have significant capital gain potential through recovering our discount at exit. The Hard-Money Loans also produce high income, are also secured by real-estate, but in addition have the advantage of short maturities, usually 12 to 24 months. This means that in the normal course of business, somewhere between 12.5% and 25% of our assets self-liquidate annually. These funds can be used to satisfy investor withdrawal requests without having to sell any assets. In periods where there are fewer redemption requests, we will simply re-invest the proceeds in new Assets. In the event that Mortgage Notes do need to be sold to meet higher than expected liquidity needs, the Manager has deep relationships in the very active and efficient secondary market for Mortgage Notes.

In order to minimize investor risk, the Company will not use long term leverage, though we may obtain a line of credit of up to 20% of the value of our assets for the purpose of acquisitions. We typically purchase Mortgage Loans in large pools, which enables us to obtain the best pricing and selection, and a credit line gives us that ability. It also allows us to purchase opportunistically when especially attractive offers arise. The credit line allows us keep our funds fully deployed in income producing assets, and minimize unproductive cash reserves. The Company may also acquire debt secured by an individual Property in the rare case where we take possession of a foreclosed Property and require additional funds, but in such case the debt will be extinguished as soon as the Property can be liquidated.

The Company will hold all Mortgage Loans in the AMIF II Revocable Trust (the Trust). The Trust is a Missouri business trust, and the Company is the grantor and beneficiary and the Manager is the trustee. This structure is used to comply with the appropriate licensing and legal statutes.

The Manager, in accordance with the summary here and the Operating Agreement of the Company, shall perform the following duties:

•	Source, analyze, and purchase Mortgage Loans In accordance with the Company’s goals and guidelines.

•	Attempt to re-perform or re-sell any Mortgage Loan which goes into a default (non-performing) status, OR, when the Manager deems it to be more beneficial to the Company, ii.) foreclose on the underlying collateral property secured by the Mortgage Loan.

•	Hire and oversee the activities of 3rd parties to repair, rehabilitate, manage, and/or sell any property(s) which the Company acquires through foreclosure or by other means such as Deed in Lieu of Foreclosure.

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The Manager shall use the Capital Contributions of the Members for the purchase of Mortgage Loans, working capital, Organizational Expenses, and direct operating expenses including mortgage servicing, consultants, vendor, and legal fees. Company Expenses will not include general overhead, including salaries, office rent and office expenses, as these expenses are borne by the Manager. . Subsequently, the Manager will focus its efforts on managing the assets acquired by the Company, so as to provide a Preferred Return and NAV increases to the Members. (See “Distributions” and “Operating Agreement.”)

Geographic Scope

The Company will not limit its activities geographically, in that we will seek to acquire Mortgage Loans throughout the entire United States. The Company believes it can successfully source, analyze, and acquire Mortgage Loans in pursuit of its business objectives, based upon the depth and the breadth of industry experience, contacts and knowledge vested in the Company’s current management. See “MANAGEMENT, AFFILIATES, AND COMPENSATION” for a discussion of the Manager’s note investment experience.

The Company will disclose to current Members and potential Subscribers its Mortgage Loan acquisitions and dispositions via semi-annual reports. The Company believes that it will be able to consider numerous Mortgage Loans. The Company anticipates that target acquisitions will be brought to its attention from a number of hedge funds and other sources with whom the Company’s current management has business relationships. Additionally, potential acquisitions may be brought to the Company’s attention by Sources in response to solicitations by the Company through calls, mailings, or online contacts.

The Company does not have any specific Mortgage Loan(s) currently under consideration for Company acquisition, and has not (nor has anyone on its behalf) contacted any prospective source for such acquisition, nor had any discussions, formal or otherwise, with respect to such a transaction. In the future, the Company expects to be performing due diligence on prospective Mortgage Loan acquisitions, reviewing asset and borrower information, and selecting Mortgage Loans to acquire, thence striving to structure, negotiate and consummate such acquisitions.

Acquisition Selection

The Company’s management will have broad discretion in identifying and selecting prospective target acquisitions. While we will typically purchase Mortgage Loans in large pools, each will be individually screened, analyzed, and evaluated. In evaluating a prospective target acquisition, the Company’s management may consider, among other factors, the following:

*	Management’s understanding of conditions of the particular market;

*	Management’s assessment of the attractiveness of the timing of the acquisition;

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*

Management’s assessment of the financial attractiveness of a particular target relative to other available targets, and its potential for upside appreciation and return on investment;

Management’s assessment of the default / loss risk profile of target Loan acquisitions, in relation to the overall risk profile of the Company’s total portfolio.

Management’s assessment of the current and desired blend of Loan types in the portfolio;

Review and evaluation of the condition and completeness of the Mortgage Loan documentation.

*	Macro-economic trends;

*	The general evaluation of the collateral properties secured by the Mortgage Loans.

*	The likely outcomes and potential exit strategies of the mortgage loans acquired and/or as necessary the secured collateral properties, and profitability of each.

*	Borrower creditworthiness

The Company’s policy will be to acquire assets primarily for the cash flow from Borrower payments.  The Company will not limit the amount or percentage of capital that will be invested in any specific Mortgage Loan.

These criteria are not intended to be exhaustive, and the Manager may change this without any vote of the Members. Any evaluation relating to the merits of a particular acquisition will be based, to the extent relevant, on the above factors as well as other considerations believed relevant by the Company’s management in effecting an acquisition consistent with the Company’s business objectives.

The Company may be affected by numerous risks inherent in the business of acquiring and managing such assets as Mortgage Loans. Although the Company’s management will endeavor to evaluate the risks inherent in its Mortgage Loan acquisitions, the Company cannot assure anyone that the Company will properly ascertain or assess all significant risk factors.

Market Opportunity

The Company is raising capital to take advantage of currently favorable conditions for the acquisition of income-producing Mortgage Loans throughout the United States.

The Company's primary objectives are to target investments that will preserve invested capital while offering a high level of current income which may be supplemented with an opportunity for capital gains due to recovered discount in the event of a refinance or a sale of the Property. The strategy is focused and disciplined, as the Company plans to acquire and manage a diversified portfolio of Mortgage Loans generating potentially high yields with an appropriately managed level of risk. This strategy is intended to provide the Members with a Class Return of either 7% (for Class A Members) or 8% (for Founder Members) in addition to increases in Unit price.

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The Company will attempt to capitalize on current dislocations in banking and real estate markets to acquire quality cash flowing Mortgage Loans at discounts. Such discount opportunities can result from:

•	Taking advantage of sellers' strategic or financial motivations.

•	Investing in markets or Mortgage Loans that are (incorrectly) perceived as out-of-favor by other investors.

•	Utilizing the Manager’s industry and financial experience and resources to exploit pricing inefficiencies in complex transactions.

•	Taking advantage of the opportunities presented by Banks and financial institutions needing to sell performing debt at a discount, due to Regulations and/or Corporate policies.

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Investment Objectives

We plan to acquire, manage, and dispose of Mortgage Loans with the following objectives:

•	Preservation of Invested Capital. Consistent with other investment objectives, we will strive to preserve and protect Members’ invested capital.

•	Cash Distributions. We will endeavor to manage Mortgage Loans and properties so as to generate distributable cash on a monthly basis to Members in the form of a Preferred Return.

•	Diversification of Risk. We intend to acquire a large number of various types of Mortgage Loans, thus spreading the risk associated with the Members’ invested capital.

•	Appreciation. We plan to search for Mortgage Loans which we believe will have the ability to increase in value and/or cash flow.

•	Invest Excess Capital. We may invest excess cash into an interest bearing asset, as needed.

Exit Strategies:

With any given asset, the ultimately successful exit strategy can never be pre-determined given the many variables involved in each case, including the borrower’s intentions, financial capability, responsiveness, and disposition, not to mention the condition and value of the collateral Property. Our primary strategy is to hold Mortgage Loans for cash flow but we may choose to execute one of the following exit strategies if it becomes necessary and/or advantageous to the Company.

BORROWER SALE. Studies from NAHB and NAR show that homeowners move every 6-13 years. When the Property is sold, our Mortgage Note is paid off, which can result in significant capital gains for us, since we purchase our Notes at a discount. For example, if we paid $80,000 for a Mortgage Note with a principal balance of $100,000, when that Property is sold, we will receive $100,000, for a capital gain of $20,000.

BORROWER REFINANCE. Borrowers regularly refinance their Properties to take advantage of new loan programs or improved personal credit situations. Such refinancing can result in significant capital gains for us, since we purchase our Notes at a discount. For example, if we paid $80,000 for a Mortgage Note with a principal balance of $100,000, when that Property is sold, we will receive $100,000, for a capital gain of $20,000.

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In addition, the federal government currently offers subsidized mortgage refinance alternatives which can facilitate borrowers more easily and affordably refinancing their property(s), even in distressed situations where the borrowers have poor credit and high LTVs. Such refinancing can result in significant capital gains for us, since we purchase our Notes at a discount. The borrower can also realize significant benefits such as reduced principal balance, lower interest rates, and lower monthly payments. These programs very attractive for The Company, allowing us to cash out profitably,. These programs are little known and typically shunned by traditional mortgage lenders because of the effort required, but our Manager has relationships with mortgage lenders who specialize in these programs. We will actively market these programs to borrowers where they can benefit both the borrower and the Company.

SETTLEMENT. In some cases where the Company has purchased a Loan at a deep discount, we can offer the borrower an attractive discounted payoff, achieving concurrently a favorable profit to the Company.

RESALE: The Manager may market some or all of our Mortgage Loans to many existing and growing number of participants in the industry, in an effort to generate a fast and attractive profit, commensurate with the Company’s yield objective. Similarly, the Company may sell a portion of the payment stream from a particular Mortgage Loan (known as a “Partial”), which can often provide a “yield spread” to the Company for the term of the Partial, while retaining some or all of the final income stream and payoff (the “Tail”), AND allowing redeployment of the returned capital for the acquisition of additional Mortgage Loans.

SHORT SALE: If a borrower is in a negative equity position in their property due to the Company’s Mortgage Loan, and is interested in selling, we can approve a discounted payoff of our Loan upon the sale of the property (Short Sale) . This will be a favorable exit strategy in cases where the discounted payoff amount we approve will allow the Borrower to sell and be rid of the debt, yet will generate a payoff to the Company higher than the price paid to acquire the Mortgage Loan.

FORECLOSURE/DEED-IN-LIEU: In the event the borrower defaults on the Company's Mortgage Loan, and we are unable to work out alternatively favorable outcome, we may proceed to foreclose or accept a deed-in-lieu of foreclosure on the property. In such cases, which we expect to be rare, we may retain ownership of the collateral property, in which case(s), we will proceed quickly to prepare and market the property for resale. Generally we will seek a quick as-is resale, but in some cases we may elect to perform some level of rehabilitation prior to sale, in order to improve our exit profits. We may elect to hold the property as a rental for a period of time, though typically only temporarily, until there is an opportune time to sell the Property. While foreclosure, property remediation, and resale can be expensive, in most cases we expect to profit, when our acquisition price for the Mortgage Loan was sufficiently discounted.

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MATURITY: Our Hard-Money loans typically mature in 12-24 months. Because these loans are not discounted, we will not receive capital gains, but they can provide significant amounts of regular, predictable liquidity to service investor withdrawal requests.

Laws Applicable to Mortgage Servicers and Investors

The Mortgage Industry is highly regulated. New regulations are constantly being discussed and enacted at federal, state, and local levels. Even though we will employ the services of licensed 3rd party servicers and other experienced Industry vendors, consultants, and attorneys we will still be subject to many laws and regulations which may include:

Fair Debt Collection Practices Act. The Fair Debt Collection Practices Act (FDCPA) (15 USC 1692 et seq.), which became effective in March 1978, was designed to eliminate abusive, deceptive, and unfair debt collection practices. It also protects reputable debt collectors from unfair competition and encourages consistent state action to protect consumers from abuses in debt collection. Both the Company and its servicers will need to comply with this act.

Home Mortgage Disclosure Act. This act was enacted to provide for public access to statistical information on a lenders’ loan activity. It requires lenders to disclose certain information about the loans it originates and acquires, such as the race and gender of its customers, the disposition of mortgage applications, income levels and interest rate (i.e. annual percentage rate) information.

Red Flags Rule. Enacted in 2009, the Red Flags Rule requires lenders and creditors to implement an identity theft prevention program to identify and respond to account activity in which the misuse of a consumer’s personal identification may be suspected.

Graham-Leach-Bliley Act. This act requires all businesses that have access to consumers’ personal identification information to implement a plan providing for security measures to protect that information. As part of this program, we provide applicants and borrowers with a copy of our privacy policy.

Dodd-Frank Act. The Dodd-Frank Act enhanced regulatory requirements on banking entities and other organizations considered significant to U.S. financial markets. The act also provides for reform of the asset-backed securitization market. We do not expect these particular regulatory changes will have a material direct effect on our business or operations. The act imposes significant new regulatory restrictions on the origination of residential loans, under sections concerning “Mortgage Reform and Anti-Predatory Lending.” For example, when a consumer loan is made, the lender is required to make a reasonable and good faith determination, based on verified and documented information concerning the consumer’s financial situation, whether the consumer has a reasonable ability to repay a residential mortgage lien before extending the loan. The act calls for regulations prohibiting a creditor from extending credit to a consumer secured by a high-cost mortgage without first receiving certification from an independent counselor approved by a government agency. The act also adds new provisions prohibiting balloon payments for defined high cost mortgages. The Act also established the CFPB, giving it regulatory authority over most federal consumer lending laws, including those relating to residential mortgage lending.

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Recent or Pending Legislation and Regulatory Proposals. The recent credit crisis has led to an increased focus by federal, state and local legislators and regulatory authorities on entities engaged in the financial-services industry generally, principally banks, and on the mortgage industry specifically, principally with respect to residential lending to borrowers who intend to occupy the residence. A broad variety of legislative and regulatory proposals are continually being considered and such proposals cover mortgage liens products, loan terms and underwriting standards, risk management practices, foreclosure procedures and consumer protection, which could have a broader impact across the mortgage industry. These actions are intended to make it possible for qualified borrowers to obtain mortgage financing to purchase homes, refinance existing loans, avoid foreclosure on their homes, and to curb perceived lending abuses. It is too early to tell whether these legislative and regulatory initiatives, actions and proposals will achieve their intended effect or what impact they will have on our business and the mortgage industry generally.

Consumer Financial Protection Bureau’s Proposed QM and QRM Rules. Under the Dodd Frank Act, the Consumer Financial Protection Bureau is charged with writing rules to implement two new underwriting standards, Qualified Mortgages (QM) and Qualified Residential Mortgages (QRM). Although these two regulations affect different areas of lending, they have similar definitions under Dodd-Frank, and their implementation will most likely have a similar effect within the mortgage lending industry. Under Dodd Frank, securitizers will be required to retain a 5% interest in any securities they issue, unless 100% of the securities in the offering meet the Qualified Residential Mortgage standard. The Qualified Mortgage will provide a safe harbor to lenders in meeting the “ability to pay” requirements in Dodd Frank. If a residential loan is underwritten under the to-be-determined QM guidelines, it will be presumed to be in compliance. To limit their liability, most institutional lenders will only be interested in writing loans that fall within the QM and QRM standards. If the rules are written with very narrow standards, it could have the possible effect of constricting the availability of credit to real property.

State of California Homeowner’s Bill of Rights. In January 2013, the state of California passed this bill in order to set industry standards on how loan modifications and delinquent loans are handled and to provide homeowners with assurances that they will be treated fairly by their lenders under these distressed circumstances. It provides a private right of action by borrowers against their lenders, which could result in lengthy and costly delays in processing home loan foreclosures in the state.

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Milestones

It is our intention to complete our Form 1-A by spring of 2017. We expect to raise $100,000 (our Minimum) within the first two months from Qualification. At that time, we will begin the process of acquiring Mortgage Loans.

Although we plan to deploy $10,000,000 for the purchase of Mortgage Loans by the end of 2017, there is no guarantee that we will acquire any such Loans. Acquisition performance will depend highly on the availability of Company funds allocated for acquisitions, as well as the availability and accessibility of Mortgage Loans which meet the Company’s investment criteria..

Competition

We will face competition from other Note Buyers and Investors looking to acquire similar Mortgage Loans, and who may implement or already be executing a similar business plan to ours. Further, the Company may be at a disadvantage to certain competitors possessing greater financial resources than ours.

The Principals of the Manager have significant experience in real estate and Mortgage Loaninvestments. (see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”) AMIF hopes this will distinguish the Company from the competition. Further, AMIF believes that its business plan provides it with greater opportunities than other 1st lien investing companies.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Limited Partners owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Compnay has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

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Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPNAY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

Under Section 7704 of the Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

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Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

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Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

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Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the Manager.

Unrelated Business Taxable Income

Units may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 513 of the Code. Under the Code, tax exempt purchasers of Units may be deemed to be engaged in an unrelated trade or business by reason of interest income earned by the Company. Although interest income (which will constitute the primary source of Company income) ordinarily does not constitute an item of unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Company profits or increase Company liquidity, the Manager may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio may constitute an investment in "debt-financed property" could be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does not anticipate that the Company will ever earn so much unrelated business taxable income as to exceed this $1,000 threshold for any tax-exempt investor tax exempt members.

Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Code. Therefore, unrelated business taxable income may also be generated if the Company operates or sells at a profit any property, but only if such property (1) is deemed to be held primarily for sale to customers, or (2) is acquired from or leased to a person who is related to a tax- exempt investor in the Company.

The trustee of any any tax exempt investor that purchases Units in the Company should consult with its tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

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SUMMARY OF OPERATING AGREEMENT

The following is a summary of the Operating Agreement for the Company as of September 27, 2016, and is qualified in its entirety by the terms of the Operating Agreement itself. Potential investors are urged to read the entire Operating Agreement which is set forth as an exhibit to this Offering Circular.

Membership Classes

The Company currently has two outstanding membership classes: (i) the Management Interests issued to the Manager; and (ii) the Founders’ and Class A Interests (also referred to as Units) being offered as Units to new Members.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and The Missouri Revised Limited Liability Company Act (the "Act") and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Founder Members and Class A Members who become Members in the Company in the manner set forth herein will be responsible for the obligations of the Company and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have no control over the management of the Company whatsoever except a Member Majority may elect a new successor Manager upon the cessation of a Manager for any reason (such as the withdrawal or resignation). It will be impossible for the Members to remove the Manager or, for that matter, make any of the decisions above, without the consent of the Manager.

Capital Contributions

Both Founders’ Interests and Class A Interests in the Company will be sold in Units of $1,000 each. No person may initially acquire less than one (1) Unit, unless the Manager exercises the right in their discretion to issue fractional Units. For purposes of meeting this minimum investment requirement, a person may cumulate Units he or she purchases individually or with ERISA funds with Units purchased by his or her spouse or related family members, all at the discretion of the Manager. To purchase Units, an investor must deliver to the Company a Subscription Agreement.

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Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on specified matters, the Manager will have complete charge of the business of the Company. The Manager is not required to devote full time to Company affairs but only such time as is required for the conduct of Company business. The Manager acting alone has the power and authority to act for and bind the Company.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered, and/or filed under applicable law.

Profits and Losses

Losses for any Allocation Year shall be allocated among the Members in proportion to their positive Capital Account balance, until the balance of the Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to the individual Members’ invested capital. Profits shall be similarly allocated, but profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated in accordance with the amount of the Members’ distributive share. Profits and Losses for any taxable year will be allocated in a manner that will result in each Members capital account balance to equal the amount of money that would be distributed to such Member in a hypothetical liquidation of the Company.

Cash Distributions

"Distributable Cash" shall mean, all cash, revenues and funds received by the Company from operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred in the normal operation of the Company’s business; and (iii) such Reserves as the Members deem reasonably necessary for the proper operation of the Company’s business.

Starting 90 days after investment by a Member, promptly after the end of each monthly period, the Company will make distributions of Distributable Cash to the Preferred Members, pro rata with based on the respective Preferred Return owed to the Preferred Members, an amount equal to the accrued Preferred Return for such month and any accrued but unpaid preferred return with respect to any prior month in such calendar quarter. Any unpaid Preferred Return shall not cumulate to the following quarter. In the event the Company has cash reserves, the Managing Member may elect to pay the Preferred Return from the cash reserves, but the Managing Member will not borrow funds in order to pay such returns.

If Distributable Cash does not permit the entire amount of accrued Preferred Return to be paid for any calendar quarter , then the Preferred Return shall be provided on a pro rata basis whereby each Member will be reduced at the same ratio. For example, if there is only enough in distributions to permit the Preferred Members to receive 75% of the Preferred Return, each Preferred Member’s Preferred Return will be reduced by 25%.

Quarterly Profit Distributions

If the entire Preferred Return for the quarter has been distributed to the Preferred Members pursuant to Section 10.1, and there are no outstanding Withdrawal Requests pursuant to Section 14.1, then the Managing Member will have the option, in its sole discretion, to receive a distribution equal to 20% of the Company’s Quarterly Profit for such calendar quarter.

The Quarterly Profit shall be calculated as the increase in NAV per unit at the close of such quarter above the highest NAV per unit of the preceding four (4) quarters. There will be no Quarterly Profit for the calendar quarter if the current calendar quarter’s NAV per unit is not greater than the highest NAV per unit of the preceding four (4) quarters.

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Distribution at Liquidation

In the event of distributions at liquidation, the proceeds from all liquidation activities will first go to pay the creditors of the Company, including the Managing Member, if the Managing Member has loaned money or advanced money to the Company , then will be distributed as follows:

1.	First, to the Founder and Class A Members, regardless of Class, as return of their Capital Account, prorated with the numerator being the Founder or Class A Member’s individual Capital Account balance and the denominator being the sum of all Members’ Capital Account balances until all Members’ Capital Account balances are zero.

2.	Second, so long as the Founder and Class A Members have received 100% of their Capital Account balance, an amount equal to 100% of that portion of the Manager’s Capital Account balance until such Manager’s Capital Account Balance equals zero.

3.	Then in accordance with the distributions as discussed in Cash Distributions, above.

Capital Account Maintenance

The Manager will establish a Capital Account for each Founder and Class A Member which will, upon investment, be credited with the amount paid by such Founder and Class A Member for the purchase of Units. Thereafter, Founder and Class A Members’ Capital Account balance will be increased on a monthly basis by: (i) the Founder and Class A Members’ pro rata share of any net income earned by the Company in such period; and (ii) any additional capital contributions made by the Founder and Class A Members during such period through the purchase of additional Units. Founder and Class A Members’ Capital Account balances will be reduced on a monthly basis by any allocated losses or by a return of Capital Contribution made to the Founder and Class A Members.

Calculation of Net Asset Value, Quarterly

The Company’s NAV is the estimated value of the Company’s assets less liabilities. The NAV will be calculated on a quarterly basis by the Company’s internal accountants, using valuation methodologies that the Company thinks are consistent with standard industry principles. Our NAV will be calculated at the end of each fiscal quarter by our internal accountants using a process that reflects several components, including (1) estimated values of each of our assets and investments, which is based upon (a) adjustments to cost-basis due borrower principal payments (For example, if the Company owns a Mortgage Note with a principal balance of $10,000 for which we paid $5,000, and the borrower makes a $1,000 principal payment, the new value for that note would be adjusted to $4,500 to accurately reflect that half the principal payment was in fact recovered discount income); (b) infrequent adjustments to asset values to reflect changes that are expected to materially affect the expected recovery amount from an Asset (For example, due to changes in property equity, lien position, borrower payment status, etc.); and (c) periodically, Asset prices may be adjusted to reflect pricing changes in the discounted Mortgage Note market to reflect current market pricing; (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions; and (4) estimated accruals of our operating revenues and expenses.

There is no established practice among similar companies for calculating NAV, that such calculation involves subjective judgments and estimates, and that other similar companies may use different methodologies or assumptions to determine NAV. The Company NAV value will not be determined , based on, nor intended to comply with, fair value standards under US GAAP .

The Company’s calculation of NAV will be used to establish the Asset Management Fee, distributions pursuant to the Section 10.2 of the Operating Agreement, the per unit purchase price, and the Repurchase Price.

The Company’s calculation of NAV may not accurately reflect the actual prices at which our assets and investments, including related liabilities, could be liquidated on any given day. In the event that we are required to adjust our calculation methodologies or assumptions, the value of your investments, and consequently your returns, may be adversely affected.

NAV adjustments to mortgage assets fall into two categories:

•	Adjustments to cost-basis due borrower principal payments. If the Company owns a Mortgage Note with a principal balance of $10,000 for which the Company paid $5,000, and the borrower makes a $1,000 principal payment, the new value for that Mortgage Note would be adjusted to $4,500 to accurately reflect that half the principal payment was in fact recovered discount income. These adjustments are made to every asset every quarter.

•	“As-Needed” Adjustments. The second category of adjustments are done very infrequently (95% of notes will never require such adjustment) on an “as-needed” basis only when there is a material change in the underlying asset. For example, if a Mortgage Note becomes unsecured; or if the terms of the underlying loan are modified. Most such changes are detected the Manager’s risk management department (reporting to Robert Fraser) during our quarterly review of each asset, or by the Manager’s Asset Manager (reporting to James Maffuccio) responsible for performance of the asset. Once such a loan is identified, it will be reviewed by the Manager’s Acquisitions and Underwriting Department (reporting to James Maffuccio) and re-priced, using the same templates and methodology applied to all assets at the time of purchase.

All valuation adjustments will be reported on our income statements as “Mortgage Discount Income/Loss” (4.2.1.) or “Unrealized Gain/Loss” (4.2.2.)

Meetings

The Manager may call a meeting of the Company. Unless the notice otherwise specifies, all meetings will be held by teleconference or web conference.

Accounting and Reports

Semi-Annual Reports

The semi-annual reports will provide the following information:

(a) a description of the general character of the Mortgage Loans acquired, during the semi-annual period.

(f) a statement of the amount of proceeds in the program which remain uncommitted or unexpended, stated as both a dollar amount and percentage of the total amount of the Offering proceeds.

Members will also be provided, on their semi-annual reports, the Member’s Capital Account balance, distributions accumulated (if any), and distributions paid.

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Annual Reports

The Manager will cause to be prepared and furnished to the Members an annual report of the Company's operation, which will include financial statements audited by an independent accounting firm. Within six months of the close of the year covered by the report, a copy or condensed version will be furnished to the Members. The Members will also be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year. Any Member may inspect the books and records of the Company at all reasonable times and upon reasonable prior notice to the Manager.

Amendment of the Agreement

The Operating Agreement may be amended by the Manager alone.

Dissolution and Winding-Up

The Company may be dissolved upon (i) the entry of a decree of judicial dissolution; or (ii) the sale of all or substantially all of Company's assets. Upon dissolution of the Company, all Class A Members will participate in the Company's liquidating distributions in proportion to their relative Capital Accounts.

Limitations on Transferability

The Operating Agreement places substantial limitations upon transferability of Membership Units. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase a Unit in this offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled.

Withdrawal, Redemption Policy, and Other Events of Dissociation

The Company intends to operate in perpetuity. Members should look at an investment in the Class A Interests as a long-term investment.

No Member may withdraw within the first twelve (12) months a Member's admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the Manager. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

Members may submit a request for withdrawal as a Member of the Company, or a partial redemption of their interests, and may receive a 100% return of their NAV per unit provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (12) months; and (b) the Member provides the Company with a Withdrawal Request at least ninety (90) days prior to the end of a calendar quarter. Withdrawal requests will be paid, subject to the provisions below, within 20 days after the end of the calendar quarter, at the price per Unit set at the end of the quarter.

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While the Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts, the Company’s business model does anticipate large cash flows sufficient to be able to honor expected withdrawal requests. The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Mortgage Loans; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations. Additionally, the General Partner has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Partnership capital accounts of all Limited Partners that were outstanding at the beginning of such calendar year.

Mediation and Arbitration

Any dispute between the parties in connection with the Operating Agreement is subject to certain mediation and arbitration requirements set forth in the Operating Agreement. Potential investors should review such requirements and limitations prior to investing.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the A Interests offered under this offering.

If the maximum amount of Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Interests outstanding.

If the minimum amount of Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

The Manager believes that if the maximum amount of the Interests the price per Unit value will be $1,000 per Unit for a total of $50,000,000.

The Manager believes that if the minimum amount of the Interests the price per Unit value will be $1,000 per Unit for a total of $100,000.

NAV Calculations

Our Manager set our initial offering price at $1,000 per Unit, which will be the purchase price of our Units until the third quarter following qualification of this Offering. Thereafter, the per Unit purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to our NAV divided by the number of Units outstanding as of the close of business on the last business day of the prior fiscal quarter. Our website, www.aspenfunds.us, will identify the current NAV per Unit. Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per Unit in effect for that fiscal quarter. If a material event occurs in between quarterly updates of NAV that would cause our NAV per Unit to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Our NAV per Unit will be calculated at the end of each fiscal quarter by our internal accountants using a process that reflects several components, including (1) estimated values of each of our assets and investments, based primarily upon (a) adjustments to cost-basis due borrower principal payments. For example, if the Company owns a Mortgage Note with a principal balance of $10,000 for which we paid $5,000, and the borrower makes a $1,000 principal payment, the new value for that note would be adjusted to $4,500 to accurately reflect that half the principal payment was in fact income due to recovered discount. Less frequently, Asset values may also be adjusted (b) to reflect material changes in the quality of the Asset, for example, due to changes in property equity, lien position, borrower payment status, etc. Such adjustments will only be made when they will materially change the expected recovery rate of the Asset; and (c) periodically, Asset prices may be adjusted to reflect pricing changes in the discounted Mortgage Note market to reflect current market pricing; (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses.

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Our goal is to provide a reasonable estimate of the market value of our Units as of the end of each fiscal quarter. Our assets will consist principally of Mortgage Loan investments. Our internal accountants’ valuation of our assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our Mortgage Loan and other assets. Moreover, although we evaluate and provide our NAV per Unit on a quarterly basis, our NAV per Unit may fluctuate daily, so that the NAV per Unit in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Units in a market transaction. Further, our published NAV per Unit may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Unit may be in favor of either Members who redeem their Units, or Members who buy new Units, or existing Members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	Membership Interests	Percent Before Offering	Percent After Offering

Aspen Properties Group, LLC	100%	100%	100%
TOTAL	100%	100%	100%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Robert Fraser	56	Manager of Aspen Properties Group, LLC
James Maffuccio	60	Manager of Aspen Properties Group, LLC

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Duties, Responsibilities and Experience

The following individuals are the decision makers of Aspen Properties Group, LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principals of the Manager are as follows:

Robert Fraser, Member of our Manager, is a 1982 graduate of U.C. Berkeley’s Computer Science program, completing his degree with high honors. Mr. Fraser has over 20 years experience in the high-technology arena, as a developer, architect, CTO, and CEO.

In 1995, Mr. Fraser founded NetSales, Inc., a back-office e-commerce provider. As a CEO, Mr. Fraser raised $44 million in investment capital, and guided the company to an average of 20% month-to-month revenue growth, becoming the metro area’s fastest growing company between 1997 and 1999. The company handled e-commerce operations for thousands of business customers, including Xerox, Chase Manhattan Bank, and Samsung. In 2000, Fraser was awarded the Midwest Region Ernst & Young Entrepreneur of the Year.

Since 2002 Fraser has founded and served several non-profit organizations as a board member and CFO. Fraser has also been involved in a number of entrepreneurial initiatives, including book publishing, financial consulting, and an investment fund managing member.

In 2012 Fraser co-founded Aspen Properties Group, LLC a fund management company focused on mortgage investments. To date Aspen Properties Group LLC has launched and managed three very successful investment funds.

James Maffuccio, Member of our Manager, received his degree in civil engineering from Louisiana State University in 1979. Upon graduating, Mr. Maffuccio moved to the West Coast and gained extensive project management experience with Exxon, overseeing offshore facilities design and installation, as well as oil and gas well drilling, completion, and workover programs. Mr. Maffuccio’s day-to-day responsibilities included project conceptualization, feasibility analysis, conceptual design, detailed cost estimation, selection and oversight of contractors, reporting to management, as well as a myriad of regulatory compliance duties in the super-charged political and environmentally sensitive Coastal California region. Mr. Maffuccio’s years at Exxon imparted to him the ability to marshall and direct resources unto the successful completion a project, with an acute eye for detail. Mr. Maffuccio left Exxon in 1986 as a Senior Project Engineer, with a strong foundation in place from which to launch his real estate career.

From 1986 to present, Mr. Maffuccio has been engaged full time in the real estate development and investment industry. In addition, he has overseen several hundred purchase, sale, and/or financing transactions, and has been a licensed real estate agent since 1985.

From 1986 through 2006, Mr. Maffuccio developed, and/or rehabbed multiple residential projects in Southern California, including infill subdivisions, affordable homes, luxury homes and homesites, multifamily, and planned developments, such as the Gold Nugget Award-winning “Traditions” community in Fillmore. Mr. Maffuccio has personally executed and/or managed every aspect of the development process, including site selection and acquisition, project conceptualization and design, procurement of entitlements and permits, regulatory compliance, entity structuring and capitalization, construction management, marketing, sales, and investor relations.

In 2009 Maffuccio began investing in mortgage loans, developing key sources and vendors and applying his extensive real estate experience to the note investment space. In 2012 Maffuccio co-founded Aspen Properties Group, LLC a fund management company focused on mortgage investments. To date Aspen Properties Group LLC has launched and managed three very successful investment funds.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of the Principals of our Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Robert Fraser, Manager of Aspen Properties Group, LLC	2016	$0	$0	$0	50% of the Management Interest
James Maffuccio, Manager of Aspen Properties Group, LLC	2016	$0	$0	$0	50% of the Management Interest

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the Management Interests in our Company.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company as well as a 2% management fee (see below.) The Manager will also receive 20% of profits available after the Founder and Class A Members have received their Class Return, annualized and paid monthly.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without compensation, but will be compensated by the Manager from fees earned as detailed in this document.

Transfer Agent

We intend to enlist the services of Phoenix America as our transfer agent.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Management Interests to our Manager. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Asset Management Fee	Fees charged to the Company for management of its investments

2% of the value of the assets of the Company based on the Net Asset Value as determined by the Managing Member for the preceding calendar quarter, as adjusted for asset acquisitions or sales. This fee is an annualized fee paid monthly (1/12 of 2% of the value of the assets.)

Company Management Fee	Fees charged to the Company for management of the Company	Profit sharing of 20% of the profits that are available after the Members have received their stated Distribution.

Acquisition Fee	Fees charged for the research, due-diligence, travel, and other costs related to the acquisition of suitable Assets.

For purchase of discounted Mortgage Loans, 5% of the purchase price, which will be added to the cost-basis of the asset; for hard money notes, 1% of the purchase price of the asset, as an expense. This fee could be as much as $2,472,000 and as little as $494,400 if the Company raises the Maximum Amount of this Offering.

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PRIOR PERFORMANCE

History of the Manager

Aspen Properties Group, LLC was established in 2012 and has five years of experience in operating residential mortgage investment funds. To date, three similar funds have been started: MRF1, LLC, Aspen G, LLC and Aspen I, LLC.

Below is a summary of those funds that started in the last three years:

	Aspen G	Aspen I
Dollar Amount Offered	$5,000,000	$2,500,000
Dollar Amount Raised	$4,900,000	$2,500,000
Less Offering Expenses	$10,000	$10,000
Reserves	$657,414	$113,000
Percent available for investment	86.58%	95.48%
Acquisition Costs	0	0
Percent Leverage	0%	20%
Date Offering Began	12/1/2013	11/1/2013
Length of Offering	18 months	18 months
Months to Invest 90% of amount available	13 months	16 months

Type of Compensation	Aspen I	Aspen G
Date Offering Commenced	11/1/2013	12/1/2013
Dollar Amount Raised	$2,500,000	$4,900,000
Amount paid to sponsor from proceeds of Offering:
-Organizational Fees and Expenses	$-	$167,000
Dollar Amount Generated from Operationgs before Deducting Payments to Sponsor:	$696,062	$2,820,261
Amount paid to sponsor from operations:
-Asset Management Fees	$54,781
-Due Diligence Expense	$200	$41,560
-Organizational Feesand Expenses(1)	$-	$23,653

_______

(1)	Includes reimbursements

MRF1, LLC

MRF1, LLC was established in January of 2013 and finalized operations three years later. The offering was opened for 10 months. MRF1, LLC purchased non-performing residential second mortgage loans where the first lien was performing. MRF1, LLC specifically focused on acquiring such notes in which the metrics support significant long term profitability. In general, the loans acquired were those which had moderately negative to moderately positive equity above the first lien. In other words, the property encumbered by the second lien had a current value which is close to the balance of the first (Senior) lien against the property. These “near equity” notes can typically be purchased at deep discounts. MRF1, LLC was capitalized with $1.45M. MRF1 purchased 106 of such notes, executed borrower loan modifications, settlements, and sales of the notes, returning profits quarterly to investors.

	2013	2014	2015	2016
Income from Operations	$44,206	$1,511,003	$220,896	$-
Expenses related to Operations	$143,552	$198,720	$7,248	$11,073
Management Fees	$-	$-	$-	$-
Net Income	$(99,346)	$1,312,283	$213,648	$(11,073)

Amount of Raised	$1,450,000
Sponsor Fees	$86,640
Invested Capital	$1,325,000
Working Capital	$13,396

The historical performance of MRF1, LLC was as follows: Beginning in the second year of operation, MRF1, LLC made six quarterly payments to investors totaling $2.13M, a 47% total ret urn (24.5% IRR).

IRR was calculated as follows:

Date	Payments	IRR

1/1/2013	-1,447,000.00	24.48%
4/1/2014	260,000.01
7/1/2014	450,000.06
10/1/2014	620,000.01
1/1/2015	600,000.01
4/1/2015	120,000.01
1/1/2016	80,000.01
	2,130,000.01	147.20%

This chart was generated using the XIRR function in Excel.

Adverse developments:

MRF1, in its history, purchased 106 notes of which six were written off as total losses. MRF1 is also the plaintiff in a current lawsuit against a borrower.

Aspen G, LLC

Aspen G, LLC was established in 2014 and purchases non-performing residential second mortgage loans where the first lien is performing. Aspen G specifically focuses on acquiring such notes in which the metrics support significant long term profitability. In general, the loans acquired were those which had moderately negative to moderately positive equity above the first lien. In other words, the property encumbered by the second lien had a current value which is close to the balance of the first (Senior) lien against the property. These “near equity” notes can typically be purchased at deep discounts. Aspen G, LLC is currently capitalized with $4.9M.

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The historical performance of Aspen G, LLC is as follows:

	Unit Price	AUM	12-Mo Return	Quarterly Return (Annualized)	Return Since Inception (Annualized)
	1000.0000
2014 Q1	946.6533	1,879,107		-21.3%	-21.3%
2014 Q2	940.9125	2,012,609		-2.4%	-11.8%
2014 Q3	925.2333	2,117,078		-6.7%	-10.0%
2014 Q4	959.0397	3,254,722	-4.1%	14.6%	-4.1%
2015 Q1	972.8306	3,437,465	2.8%	5.8%	-2.2%
2015 Q2	1010.2280	3,706,449	7.4%	15.4%	0.7%
2015 Q3	1030.1508	3,797,643	11.3%	7.9%	1.7%
2015 Q4	1058.7695	3,901,229	10.4%	11.1%	2.9%
2016 Q1	1098.0524	4,312,334	12.9%	14.8%	4.4%
2016 Q2	1130.4061	4,433,836	11.9%	11.8%	5.2%
2016 Q3	1162.5877	4,549,059	12.9%	11.4%	5.9%
2016 Q4	1193.9722	4,840,044	12.8%	10.8%	6.5%

As of December 31, 2016, Aspen G, LLC owns 200 notes with an average unpaid principal balance of $70,293. The portfolio cost of all the notes owned by Aspen G, LLC is 19% of the total face value of the notes, which is calculated at the cost of the note divided by the unpaid principal balance of the notes. In 2016, Aspen G, LLC executed 45 loan modifications, 23 settlements, and had approximately $930,000 in scheduled cash payments due. Aspen G had an estimated $1,076,000 in value from sale of modified notes.

	2014	2015	2016
Income from Operations	$106,188	$686,530	$1,270,590
Phantom Income	$38,414	$(38,414)	$-
Unrealized Gain	$-	$557,762	$199,188
Expenses related to Operations	$283,610	$495,792	$401,133
Management Fees	$-	$-	$-
Net Income	$(139,008)	$710,086	$1,068,645

Amount of Raised	$4,900,000
Sponsor Fees	$-
Debt Financing	$-
Invested Capital	$4,242,586
Cash Reserves/Working Capital	$657,414

Adverse development:

As of the end of the first quarter of 2017, Aspen G had purchased a total of 514 notes of which fifteen were losses. The combined acquisition costs were $40,669. Aspen G had to return a total of 87 notes with a combined cost of $563,112 to the seller . Aspen G is still in the process of collecting on a portion of that return credit and ha s an outstanding receivable in the amount of $ 262,369, which the seller is currently making payments . One of Aspen G’s larger second position notes in N ew York was purchased with the first mortgage in foreclosure ahead of Aspen G ’s second position note . In New York , a second position lien does not have a reinstatement right on senior liens (not allowing Aspen G to protect their position). Aspen G is currently monitoring the first mortgage holder’s legal status and reserving capital to bid at auction if needed, but still anticipate full recovery due to a deep equity position.

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Aspen I, LLC

Aspen I, LLC was established in 2014 with the purpose of purchasing performing, cash-flowing 1st and 2nd residential mortgage loans secured by real property, in order to generate current income for investors.

Aspen I, LLC’s performance is as follows:

	Unit Price	NAV	Weighted Avg Preferred Rate	Preferred Returns Payout	** 12-Mo Return	** Quarterly Return (Annualized)	** Return Since Inception (Annualized)	Pref. Returns Paid
	1000.0000
2014 Q1	992.0044	803,524	10.00%	100%		-3.2%	-3.2%	0
2014 Q2	1000.4753	1,065,468	10.00%	100%		3.4%	0.1%	0
2014 Q3	1001.4432	1,163,771	10.00%	100%		0.4%	0.2%	12,085
2014 Q4	1001.9425	1,372,297	10.00%	100%	0.2%	0.2%	0.2%	24,257
2015 Q1	1005.0930	1,497,074	10.00%	100%	1.3%	1.3%	0.4%	28,859
2015 Q2	1005.9157	1,526,333	10.00%	100%	0.5%	0.3%	0.4%	33,730
2015 Q3	1005.9157	1,631,977	9.94%	100%	0.4%	0.0%	0.3%	37,271
2015 Q4	1005.9157	1,637,546	9.94%	100%	0.4%	0.0%	0.3%	37,669
2016 Q1	1005.9607	2,210,215	9.71%	100%	0.1%	0.0%	0.3%	39,097
2016 Q2	1008.8288	2,273,568	9.69%	100%	0.3%	1.1%	0.4%	40,167
2016 Q3	1014.2784	2,436,155	9.65%	100%	0.8%	2.2%	0.5%	54,649
2016 Q4	1015.1740	2,508,048	9.65%	100%	0.9%	0.4%	0.5%	54,668

_________

** Unit price increase in addition to preferred returns

As of December 31, 2016, Aspen I, LLC holds 71 notes of which 64 are performing and 7 are non-performing. The portfolio cost of all the notes owned by Aspen I, LLC is 55% of the total face value of the notes, which is calculated at the cost of the note divided by the unpaid principal balance of the notes. Aspen I, LLC has an estimated recovery rate of 125% on defaulted notes over the lifetime of the fund, based on historical performance. This is based on one note that was lost, 3 notes that were reinstated and re-performed, three notes that settled amounting to 130% recovery, and two notes that were foreclosed on by the Manager and resulted in a 149% recovery. Recovery rates exceed default rates in some cases due to the fact that notes are purchased at a discount.

	2014	2015	2016
Income from Operations	$79,766	$231,299	$384,997
Expenses related to Operations	$31,276	$64,148	$87,807
Management Fees	$-	$-	$-
Net Income	$48,490	$167,151	$297,190

Amount of Raised	$2,500,000
Sponsor Fees	$-
Debt Financing	$500,000
Invested Capital	$2,887,000
Working Capital	$113,000

Note Defaults in Aspen I:

This is the complete list of notes that defaulted in our 3 year history of Aspen I. Overall though, Aspen I ’s current recovery rate is 124% of default, meaning Aspen I make s money if borrowers do not pay.

Loan No	Name	Purchase Date	Purchase Amt	Default Amt	Default Date	Recovery Date	Recovery	Recovery Amt	Recovery Rate
31411130024	Samples, Nancy	11/13/2014	37,000	37,000	2/11/2015	5/5/2017	Foreclosure	72,569	196%
31411130025	Quezada, Antonio	11/13/2014	43,000	3,546	6/20/2015	1/20/2016	Reinstatement	3,546	100%
31504010038	Cornell	4/1/2015	25,313	25,313	7/15/2015	7/27/2016	Settlement	39,575	156%
31504200040	Jackson / Northstar	4/20/2015	91,250	91,250	7/20/2015		In Process
31507020043	Martinez, Gerard	6/30/2015	20,000	6,468	9/30/2015	6/24/2016	Reinstatement	6,468	100%
31409300017	Chacon, Francisca	10/1/2014	41,000	3,540	3/31/2016		In Process
31403160003	Guerra, Eduardo	3/30/2014	25,000	25,000	5/15/2016	12/31/2016	Lost	0	0%
31406270012	Williams, Rachael	6/27/2014	20,000	20,000	8/13/2016		In Process
31603300069	Rojas, Eric *254	3/31/2016	30,000	4353.91	10/5/2016	2/28/2017	Reinstatement	4,354	100%
31603300071	Williams, Nigel*649	3/31/2016	73,500	12,297.12	10/25/2016	5/1/2017	Reinstatement	12,297.12	100%
31512300058	Cayton, Aubree	12/30/2015	18,500	18,500	11/14/2016	3/21/2017	Settlement	28,500	154%
Total				247,267				167,308	68%

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SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage 3rd party servicers to service our Mortgage Loans. Generally, management costs will be a percentage of gross revenues not to exceed approximately 7%.

LIMITATIONS OF LIABILITY

As permitted by Missouri law, our amended and restated Certificate of Organization and Operating Agreement contain provisions that limit or eliminate the personal liability of our Manager for breaches of duty to the LLC to the fullest extent permitted under Missouri law. Missouri law provides that management of a limited liability company will not be personally liable for monetary damages for breaches of their fiduciary duties as Manager, except liability for:

○	any breach of the Manager’s duty of loyalty to our Members;

○	any act or omission not in good faith, believed to be contrary to the interests of the Company or its Members, involving reckless disregard for the Manager’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

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○	any unlawful payments related to distributions, Unit repurchases, redemptions, loans, guarantees or other distributions; or

○	any transaction from which the Manager derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Missouri law, our amended and restated Certificate of Organization and Operating Agreement also provide that:

○	we will indemnify our Manager to the fullest extent permitted by law;

○	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

○	we will advance expenses to our Manager in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our amended and restated Certificate of Organization and Operating Agreement are not exclusive.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by IndigoSpire CPA Group, LLC  to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

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FINANCIAL STATEMENTS

ASPEN MORTGAGE INCOME FUND II, LLC

F-1

INDEPENDENT AUDITORS’ REPORT

March 1, 2017

To:	Manager or Board of Managers, Aspen Properties Group, LLC

Re:	2016 Financial Statement Audit
Aspen Mortgage Income Fund II, LLC

℅ Aspen Properties Group, LLC 520 West 103rd Street #108 Kansas City, MO 64114

We have audited the accompanying financial statements of Aspen Mortgage Income Fund II, LLC (a limited liability company organized in the State of Missouri) (the “Company”), which comprise the balance sheets as of December 31, 2016, and the related statements of income, retained earnings, and cash flows for the period of September 27, 2016 (inception) through December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-2

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 5 to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern.

These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

F-3

Aspen Mortgage Income Fund II, LLC

Balance Sheet

As of December 31, 2016

See Accountant's’ Audit Report and Notes to the Financial Statements

2016
ASSETS
Current Assets
Cash & Cash Equivalents	4,973
Total Current Assets	4,973

Non-current Assets
None

TOTAL ASSETS	4,973

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Current Liabilities
None	0
Total Current Liabilities	0

Non-current Liabilities
None

TOTAL LIABILITIES	0

MEMBERSHIP EQUITY
Membership Interest	5,000
Retained Earnings, net of Distributions	(27)

TOTAL MEMBERSHIP EQUITY	4,973

The accompanying Notes are an important and integral part of  the financial statements.

F-4

Aspen Mortgage Income Fund II, LLC

Income Statement

For the period September 27, 2016 (inception) through December 31, 2016

See Accountant's’ Audit Report and Notes to the Financial Statements

2016
Revenues, net of Allowances and Returns	0
Less: Cost of Revenues	0

Total Gross Profit	0

Selling, General and Administrative	27

Total Income from Operations	(27)

Other Income and Expense	0

Total Income before Taxes	(27)

Provision/(Benefit) for Income Taxes	0

NET INCOME	(27)

The accompanying Notes are an important and integral part of the financial statements

F-5

Aspen Mortgage Income Fund II, LLC

Statement of Changes in Members’ Equity

For the period September 27, 2016 (inception) through December 31, 2016

See Accountant's’ Audit Report and Notes to the Financial Statements

	Class A Interests		Management Interests		Additional Paid-	Accumulated Earnings/
	# of Units	$ Amount	# of Units	$ Amount	in Capital	(Deficit)	Total
Balance at September 27, 2016 (inception)	0	$0	0	$0	$0	$0	$0
Management Interests issued during 2016			5	5,000	0		5,000
2016 Net Income						(27)	(27)
Balance at December 31, 2016			5	5,000		(27)	4,973

The accompanying Notes are an important and integral part of the financial statements

F-6

Aspen Mortgage Income Fund II, LLC

Statement of Cash Flows

For the period September 27, 2016 (inception) through December 31, 2016

See Accountant's’ Audit Report and Notes to the Financial Statements

2016
CASH FLOWS FROM OPERATIONS
Net Income	(27)
Other Adjustments to Net Income	0

TOTAL CASH FLOWS FROM OPERATIONS	(27)

CASH FLOWS FROM INVESTING ACTIVITIES
None	0

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES
Proceeds from issuance of Management Interests	5,000
Members’ Distributions	0

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES	5,000

NET CHANGE IN CASH POSITION	4,973

Cash, beginning of year	0
Cash, end of year	4,973

Interest Paid	0
Taxes Paid	0

The accompanying Notes are an important and integral part of the financial statements

F-7

Aspen Mortgage Income Fund II, LLC

Notes and Additional Disclosures to the Financial Statements

As of December 31, 2016 and For the period September 27, 2016 (inception) through December 31, 2016

Note 1 – Summary of Significant Accounting Policies and Corporate Structure

(a) Summary – Aspen Mortgage Income Fund II, LLC (the “Company”) is an early-stage investment limited liability company established by the manager to invest in a wide variety of mortgage obligations and other real estate obligations to earn investment returns for its members. The Company was formed in September 2016 and is headquartered in Kansas City, Missouri. The Company’s key executives are Bob Fraser and Jim Maffuccio. The Company is managed by Aspen Properties Group, LLC (the “Manager”).

The Company has not yet begun operations as it is still progressing through the regulatory and capital raising stage. It has not yet made any investments and has not yet accepted any investor capital aside from a loan from an affiliate for expenses associated with the efforts of seeking regulatory and legal approvals.

The Company is seeking an exemption from securities registration under Title IV of the JOBS Act . If approved, the Company my issue securities up to $50 million in value.

(b) Methods of Accounting and Basis for Presentation – The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The accounting and reporting policies of the Company also conform to Article 8 of Regulation S-X of the regulations promulgated by the U.S. Securities and Exchange Commission.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.” The Company does not present or disclose certain items otherwise required under Topic 915.

(c) Estimates – The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

(d) Comparative Financial Statements – Under US generally accepted accounting principles and applicable presentation standards, financial statements are presented in a comparative fashion with prior periods. Years presented herein comply with the disclosure requirements under Title IV of the JOBS Act.

F-8

(e) Revenue Recognition – The Company recognizes revenue and costs in accordance with US generally accepted accounting principles.

In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company.

(f) Cash and Cash Equivalents – The Company has established a bank account and its deposits are covered by the general protections afforded FDIC insurer depositers.

(g) Accounts or Investments Receivable – As of the reporting period, the Company does not have any account receivable or investor capital commitments receivable.

(h) Fair Value of Financial Instruments - The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of the balance sheet date, there were no financial instruments outstanding.

(j) Start-Up Costs - In accordance with ASC 720, costs related to start-up activities, including organizational costs, are expensed in the period incurred. The Company has incurred Start-Up Costs as of the balance sheet dates of $27. However, in conjunction with the Company’s capital raising efforts, the Company will continue to incur marketing, office and professional expenses.

(k) Income Taxes – The Company will be treated as a flow-through entity for federal and State income tax purposes under the Internal Revenue Code. As such, the Company must allocate items of income, loss, deduction and credit to its shareholders and is not, itself, liable for federal income taxes. The Company will record a provision for income taxes for certain state income tax liabilities, if appropriate.

At this time, no activity of the Company requires a provision for state income tax.

Note 2 – Issuance of Management Interests

The Company has issued Management Interests to the Manager of the Company in exchange for services rendered and $5,000 cash. These funds have been and will be continued to be used for expenses associated with seeking regulatory approval.

F-9

Note 3 – Line of Credit and Other Liabilities

The Company has not borrowed from any creditor. The Company has also not entered into any lease commitments or otherwise.

Note 4 – Related Party Transactions

The operating agreement of the Company governs the relationship between the Company, its members and the manager. The operating agreement specifically allows for certain related party transactions and cautions members that such transactions may or may not be negotiated at an arm’s length.

As of the reporting date, the only related party transactions entered into by the Company is that issuance of Management Interests in exchange for services and cash as discussed in Note 2 above.

Any organizational and offering expenses paid by the Manager on behalf of the Company may be recorded as Manager loans or advances until such costs are reimbursed. As of the reporting date, the Company has not recorded any Manager loans payable for such expenses.

Note 5 - Going Concern

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from outside investors sufficient to execute upon the Company’s planned investment activities. No assurance can be given that the Company will be able to successfully raise capital or continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 6 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through March 1, 2017 including adoption or implementation of any required accounting standard updates. No subsequent events require disclosure.

F-10

PART III - EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization – Previously Filed

2.	Operating Agreement – Previously Filed

3.	Subscription Agreement – Previously Filed

4.	Consent – Filed Herewith

5.	Opinion re: Legality – Previously Filed

6.	Tax Opinion – Previously Filed

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on June 28, 2017 Aspen Mortgage Income Fund II, LLC

_____________________________________

Robert Fraser, Manager of Aspen Properties Group, LLC

Manager

_____________________________________

James Maffuccio, Manager of Aspen Properties Group, LLC

Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

June 28 , 2017

_____________________________________

Robert Fraser, Manager of Aspen Properties Group, LLC

Manager

_____________________________________

James Maffuccio, Manager of Aspen Properties Group, LLC

Manager

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